Exhibit 10.45

AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT (this “Amendment”) is entered into effective January 1, 2007, by and between Virtual Radiologic Corporation, a Delaware corporation (the “Corporation”) and Mark Marlow (“Executive”).

WHEREAS, the Corporation and Executive have entered into that certain Employment Agreement effective as of August 1, 2003, as amended by a First Amendment (Collectively, the “Amended Agreement”).

WHEREAS, the Amended Agreement provided that the term of the Agreement would commence effective August 1, 2003 and continue until December 31, 2006 (the “Term”).

WHEREAS, the Corporation and Executive wish to amend the Amended Agreement to extend the Term through March 31, 2007.

NOW, THEREFORE, in consideration of the foregoing and other consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Section 1 of the Amended Agreement is amended and restated in its entirety to read as follows:

“1.) Term of Agreement. This Agreement shall commence on the Effective Date, and shall, subject to Section 12, continue in effect through March 31, 2007; provided, however, that it may be extended by the written mutual agreement of the Corporation and Executive, or in accordance with Section 5 in the event of a Change in Control. Notwithstanding the preceding sentence, Executive’s employment may be terminated for Cause pursuant to Section 4(b) or following a Change in Control pursuant to Section 5(b), and shall terminate upon Executive’s death or Disability pursuant to Section 4(d).”

2. All other provisions of the Amended Agreement shall remain in full force and effect.

3. This Amendment may be executed in one or more counterparts, each of which, when combined, shall constitute one and the same Amendment.

IN WITNESS WHEREOF, the Corporation and Executive have executed this Amendment effective as of the date first written above.

VIRTUAL RADIOLOGIC CORPORATION

/s/ Sean Casey
Sean Casey, M.D.
President and Chief Executive
Officer

EXECUTIVE

/s/ Mark Marlow
Mark Marlow